As filed with the Securities and Exchange Commission on May 28, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Sphere 3D Corp.

(Exact Name of Registrant as Specified in Its Charter)

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Ontario, Canada (State or Other Jurisdiction of Incorporation or Organization)	98-1220792 (I.R.S. Employer Identification No.)

243 Tresser Blvd, 17th Floor

Stamford, Connecticut 06901

(Address, Including Zip Code, of Principal Executive Offices)

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Sphere 3D Corp. 2025 Performance Incentive Plan

(Full Title of the Plan)

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CCS Global Solutions, Inc.
500 Seventh Avenue, Office 12B101
New York, NY 10018
(917) 566-7046

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☑	Smaller reporting company ☑

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this "Registration Statement") is being filed by Sphere 3D Corp. (the "Company" or the "Registrant"), to register for issuance 1,500,000 Common Shares reserved for issuance under the Sphere 3D Corp. 2025 Performance Incentive Plan, as amended (the "2025 Plan").  These additional Common Shares are additional securities of the same class as other securities for which registration statements (File Nos. 333-288321 and 333-292766) on Form S-8 were filed with the Securities and Exchange Commission (the "Commission") on June 25, 2025 and January 16, 2026 (the "Original Registration Statements"). These additional Common Shares became reserved for issuance upon shareholder approval at the Registrant's Special Meeting of Shareholders on May 15, 2026.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statements are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of the Original Registration Statements are modified as set forth in this Registration Statement.

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PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Commission are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2025, filed with the Commission on March 27, 2026;

(b) The Company's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2026 filed with the Commission on May 15, 2026;

(c) The Company's Current Reports on Form 8-K, filed with the Commission on January 16, 2026, February 12, 2026, February 27, 2026, March 11, 2026, May 14, 2026, and May 21, 2026;

(d) The description of the Company's Common Shares contained in Exhibit 4.1 to its Annual Report on Form 10-K for its fiscal year ended December 31, 2025, filed with the Commission on March 27, 2026; and

(e) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.  Exhibits

5	Opinion of Meretsky Law Firm.

10.1	Sphere 3D Corp. 2025 Performance Incentive Plan, as amended (incorporated by reference to Annex C to DEFM14A filed April 16, 2026).

23.1	Consent of MaloneBailey, LLP.

23.2	Consent of Meretsky Law Firm (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under "Signatures").

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 28, 2026.

SPHERE 3D CORP.

By:	/s/ Kurt Kalbfleisch
Kurt Kalbfleisch
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kurt Kalbfleisch as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kurt Kalbfleisch Kurt Kalbfleisch	Chief Executive Officer (Principal Executive Officer)	May 28, 2026

/s/ Tiah Reppas Tiah Reppas	Chief Accounting Officer (Principal Financial and Accounting Officer)	May 28, 2026

/s/ Timothy Hanley Timothy Hanley	Director	May 28, 2026

/s/ Susan Harnett Susan Harnett	Director	May 28, 2026

/s/ Duncan McEwan Duncan McEwan	Director	May 28, 2026

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement in the City of San Diego, State of California on May 28, 2026.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Kurt Kalbfleisch
Kurt Kalbfleisch
Chief Executive Officer